Exhibit 10.4

Translation of Assets and Business Transfer Agreement

Transferor (“Party A”):	Henan Pingdingshan Hongli Coal and Coking Co., Ltd. (“Hongli”) and its branch Baofeng Coking Factory of Henan Pingdingshan Hongli Coal and Coking Co., Ltd. (“Baofeng Coking”)

Transferee (“ Party B”):	Pingdingshan Hongfeng Coal Processing and Coking Factory (“Hongfeng”)

Considering that: the transferor (“Party A”) is the main operational entity of listed company, it does not obtain exploitation license for its holding coal mine in long term neither certainly for future because of policy adjustment; the underground coal gasification (science and technology demonstration) project carried out in the coal mine held by Party A has not yet obtained substantial test demonstrative process, and underground coal gasification (science and technology demonstration) project cannot bring substantial economic benefits for Party A in forseeable short term; in order to adjust the economic structure of listed company and solve the burden caused by subsidence assets to listed company, upon the consent of board of directors of listed company, Party A transfers the assets related to coal mining and underground coal gasification project;

Considering that: the transferee (“Party B”) is acquainted with and aware of the status of object to be transferred by Party A, and it is capable of accepting and disposing this object. Upon the consent of high authority of Party B, Party B will purchase these assets and business.

Party A and Party B have checked every asset on the basis of data preliminarily examined and approved by Party A, namely, the listed company, on Dec. 31, 2015 and have confirmed following clauses for both parties’ joint compliance through negotiation:

I. Scope and Price of Transferred Assets/Business Object:

Party A and Party B make following summarization regarding objects such as transferred assets/stock right etc as well as contracted price within the scope of this contract:

	Details of Assets/Stock Right Items	Book Value	Consideration for Disposal
1、	Assets Transfer of Baofeng Coking	1,507, 039. 76	1.00
2、	Underground coal gasification engineering scheme and asset under construction	199, 800, 000. 00	1.00
3、	Stock Right Transfer of Baofeng Hongchang Coal Co., Ltd.	3, 000, 000.00	12, 483, 530. 32
4、	Stock Right Transfer of Baofeng Xingsheng Coal Mining Co., Ltd.	42, 000, 000. 00	3, 360, 000. 00
5、	Stock Right Transfer of Henan Zhonghong Energy Investment Co.	51,000,000.00	1.00
6、	Stock Right Transfer of Baofeng Hongrun Coal Chemical Co., Ltd.	30, 000, 000. 00	1. 00
	Total	327,307, 039. 76	15,843, 534. 32

Party A and Party B make following appointments regarding the specific scope and price of every object:

1.1. Baofeng Coking: (assets transfer)

Party A transfers all assets used in the operation of coal mining, coal washing, coal dressing, coking and underground coal gasification within Baofeng Cokin to Party B. Up to Dec. 31, 2015, the list of this assets is as follows. The book value is 1,507, 039. 76 Yuan and transfer price is 1 Yuan.

No.	Name of Asset	Book Value Dec. 31, 2015	No.	Name of Asset	Book Value Dec. 31, 2015
1	Input and output power grid	74, 872.73	69	Coal washing production system	395. 20
2	High Tension Reactive Compensation Equipment	13, 261. 00	70	Filter Press	5, 490. 45
3	High-voltage wire (in-plant)	2, 077.00	71	Sewage Restrictor	2, 040. 00
4	High Tension Reactive Compensation Equipment	16,850. 72	72	Coal washing production system	2, 311. 36
5	Underground water supply and drainage network within factory	96, 504.83	73	Coal washing production system	870. 75
6	Underground water supply and drainage network out of factory	64, 057. 87	74	Coal washing production system	1,661.40
7	Offset water supply of deep well pump	1,953. 17	75	Voltage reducing starter	171. 00
8	Deep well submersible pump	1,736. 31	76	Reduction drive	145.20
9	Offset water supply of deep well submersible pump	1,864. 00	77	High speed pulverizer	579.38
10	Deep well water pump Han Mining	13,452.47	78	Automatic drainer	750.00
11	Water ring vacuum pump	43, 549. 62	79	Voltage reducing starter	330.00
12	Coal washing workshop and plant	13, 110. 63	80	Clarified water pump	1, 188. 00
13	Coal washing workshop and plant	77, 545. 91	81	Reduction drive	150. 40
14	Coal deposition pool, offsite	9, 341. 10	82	Jaw crusher	323.85
15	No. 1 cleaned coal plant	54, 860. 27	83	Deep well pump	132.68
16	cleaned coal plant	7, 380. 62	84	Deep well pump	2, 259. 67
17	Hardening of cleaned coal plant	25, 384. 90	85	Deep well pump	2,482.95
18	Terrace of cleaned coal plant	65,902.43	86	Deep well pump	450.00
19	Other-self-supply source water	347, 166. 19	87	Roots vacuum pumping well	5, 250. 00
20	Water pump	285. 80	88	Deep well pump	815. 20
21	Wagon balance	631.80	89	Electric machine	267.83
22	Train wheel measuring instrument	421. 43	90	Vibrating motor	286.20
23	Fork-lift truck	8, 417. 33	91	Motorized pulley	1, 089.08
24	Fork-lift truck	783. 60	92	Gap electric machine	27. 30
25	Fork-lift truck	12,836.48	93	Motorized pulley	500.93
26	Fork-lift truck	11, 325. 00	94	Vertical machine	54. 80
27	Fork-lift truck	21, 025. 62	95	Electric machine	298.00
28	Fork-lift truck	3, 574. 38	96	Electric machine	166.20
29	Fork-lift truck	2,460.00	97	Motorized pulley	439.60
30	Production sharing system	954.00	98	Vibrating motor	47.40

31	Transformer	1, 679. 48	99	Vibrating screen	41,997. 17
32	Transformer	765. 38	100	Fluid coal warehouse	21, 271. 61
33	Transformer	649.73	101	Air conditioning	149.00
34	Oil tank	198.60	102	Air conditioning	105. 50
35	Electronic scale	3, 375. 00	103	Air conditioning	63. 30
36	Installation cost for wagon balance	75. 00	104	Air conditioning	28.80
37	Adjustable electric hot plate	26. 10	105	Air conditioning	390. 00
38	Crusher	136. 50	106	Air conditioning	84.80
39	Sealed grinding machine	204.80	107	Air conditioning	182.60
40	Rapid sulfur determinator	2, 700. 00	108	Air conditioning	159.80
41	Electric welding machine	41. 70	109	Air conditioning	225. 00
42	Cutting machine	21.30	110	Air conditioning	726. 00
43	Lathe	1,042.35	111	Air conditioning	309.20
44	Grinding machine	14.40	112	Satellite receiving antenna	19. 80
45	Drilling machines	412.80	113	Mobile phone	149.90
46	Electric hammer	10. 50	114	Mobile phone	500.20
47	Adjustable-speed motor	21. 30	115	Retractable door (factory)	767.60
48	Bench drill	97.95	116	Computer	1,213. 20
49	Electric welding machine	90.00	117	Fax machine	35.90
50	Bench screw	18. 00	118	Printer	92. 30
51	Electric machine	54.80	119	Printer	93. 30
52	Adjustable-speed motor	95. 20	120	Lenovo computer	226.90
53	Reduction drive	137.60	121	Fixed assets of management system	236.20
54	Switching starting cabinet	164.40	122	Laptop	825. 00
55	Electric machine	37.20	123	Fax machine	54. 00
56	Coal washing production line	91,556. 70	124	Computer	2, 709. 00
57	Coal washing production line	40, 927. 05	125	Printer	54. 80
58	Coal washing production line	22, 535. 13	126	Fixed assets of management system	1,591. 70
59	Coal washing production line	42, 959. 82	127	Fixed assets of management system	17,490.00
60	Squeegee machine	1,099. 60	128	Laptop	590. 20
61	Coal washing production line	71,581. 50	129	Computer	240. 00
62	Sieving machine for raw coal	885. 74	130	Copying machine	435. 00
63	Sieving machine for raw coal	1,052. 85	131	Printer	180.20
64	Flotation machine	37,483. 05	132	Filing cabinet	1,652. 60
65	Flotation machine	22, 625. 45	133	1002 j-112 pump	1, 200. 00
66	Flotation machine	11,670. 31	134	Air conditioning	906.40
67	Coal filter production line	24,232.94	135	Computer	140.91
68	Coal washing production system	4, 699. 60
	Total				1,507, 039. 76

1.2. Underground coal gasification engineering (transfer project scheme and construction in progress)

Party A will transfer relevant scheme and facilities used in construction in progress of underground coal gasification science and technology experiment engineering project planned and prepared by Party A in 2014 and implemented in midterm of 2015 to Party B. Up to Dec. 31, 2015, the investment and assets contributed by Party A in underground coal gasification engineering are shown in following table. Party A and Party B agree that the total transfer price of scheme and construction in progress regarding the underground coal gasification engineering is 1 Yuan.

Details of Assets	Book Amount Dec. 31, 2015
Underground coal gasification engineering- Prepaid project payments	16, 000, 000.00
Underground coal gasification engineering-underground coal gasification reform	183, 800, 000. 00
Total	199, 800, 000. 00

1.3. Baofeng Hongchang Coal Co., Ltd. and 100% stock right held by it in Baofeng Shuangrui Coal Mining Co., Ltd.: (100% stock right transfer) Party A transfers all stock rights held by it in its 100% holding Baofeng Hongchang Coal Co., Ltd. to Party B. Up to Dec. 31, 2015, details of book assets and liabilities of Hongchang are shown in following table. Party A agrees to completely give up the internal RMB receivable of 101, 907,817.80 Yuan formed with Hongchang in previous operation, and other liabilities in Hongchang’s account shall be assumed by transferee after the transfer, and the transfer price of stock right under this condition is 12,483,530.32 Yuan;

Book Value
Item	Dec. 31, 2015
Assets:
145-Cash deposit for safety production	700, 000. 00
18102-Long-term investment-Shuangrui coal mining	70, 000, 000. 00
153-Fixed assets	75,872,830. 74
154-Accumulated depreciation	(35, 341, 318. 53)
16202-Cost of mining right	126,976, 793. 00
16203-Change of purchase right FEI	4, 455, 500. 00
163-Accumulated amortization	(83,688,876.97)
Subtotal of Assets	158, 974,928.24
Liabilities
117001-Hongli Company	(50, 452, 862. 68)
117002-Coking Plant	(51, 454, 955. 12)
21605-Income tax payable	(1,890, 000. 00)
21606-Resources tax	(1, 040, 799.18)
Subtotal of liabilities	(104,838,616.98)
Total net assets	54,136,311.26

1.4. Baofeng Xingsheng Coal Mining Co., Ltd. (60% stock right transfer)

Party A holds 60% stock right of Baofeng Xingsheng Coal Mining Co., Ltd., and Party A agrees to transfer this actually controlled stock right to Party B. Up to Dec. 31, 2015, the book assets of Xingsheng Coal includes coal mining right of 70 Million Yuan book value and excludes other asset liabilities. Party A holds 60% stock right of Xingsheng Coal, then the book value is 42 Million Yuan. Party A and Party B agree to regard 3,360,000.00 Yuan as the transfer price for 60% stock right held by Party A in Xingsheng Coal.

1.5. Henan Zhonghong Energy Investment Co., Ltd. (100% stock right transfer)

Party A actually controls 100% stock right of Henan Zhonghong Energy Investment Co., Ltd. through shareholding entrustment. Henan Zhonghong Energy Investment Co., Ltd. is a company jointly exploited by Party A and Henan Coal Seam Gas and is established for Party A’s holding of coal seam gas business under this agreement, which has greater relation with the exploitation business of coal mine. Given this, and considering the overall transfer of coal mine exploitation business, Party A and Party B agree that Party A shall transfer its substantially controlled 100% stock right to Party B. Up to Dec. 31, 2015, the book assets of Henan Zhonghong Energy Investment Co., Ltd. are shown in following table. Both parties agree that Party A shall give up the internal credit and debt formed with Henan Zhonghong Energy Investment Co., Ltd. during the operating process. After deducting Party A’s credit and debt, the net assets of Henan Zhonghong Energy Investment Co., Ltd. are 9,864,509.58 Yuan. Both parties agree that the transfer price of 100% stock right of Henan Zhonghong Energy Investment Co., Ltd. is 1 Yuan through negotiation.

Subject	Book Value Dec. 31, 2015
Assets:
10201-Bank deposit-China CITIC Bank Zhengzhou Branch	25,304.91
11702-Inter-company accounts—Baofeng Coking Plant	116, 301,273. 41
14001-Long-term investment-Hongyuan CBM Engineering Technology Co., Ltd.	9, 839, 204. 67
Subtotal of Assets	126,165,782,99
Liabilities
11701-Inter-company accounts—Hongli Coal Co., Ltd.	(75, 538, 185. 75)
11703-Inter-company accounts-Hongyuan	(19, 820, 166. 00)
11704-Inter-company accounts-Long’en Company	(12, 000, 000. 00)
Subtotal of liabilities	(107,358,851.75)
Total of net assets	18,807,431.24
Net assets after disposing of inter-company accounts	9,864,509.58

Party A and Party B notice that Party A filed a lawsuit to Zhengzhou Intermediate People’s Court on Aug. 7, 2015 regarding 30 Million Yuan investment guarantee deposit owed by Henan Coal Seam Gas to Zhonghong Energy. This kind of lawsuit is not involved in the scope of this transaction, subject of litigation is not changed, and litigation outcome will not change this transaction result. Party A and Party B confirm that both parties will cooperate with the requirement of litigation by following the beneficial principles to Party A after this transaction.

1.6. Baofeng Hongrun Coal Chemical Co., Ltd. (100% stock right)

Party A holds 100% stock right of Baofeng Hongrun Coal Chemical Co., Ltd. Baofeng Hongrun Coal Chemical Co., Ltd. is one operating company established by Party A for expanding original coking production. Hongrun is not substantially operated since its establishment till now. Except the inter-company accounts with Baofeng Coking, there are no other credits and debts in Hongrun. Party A and Party B unanimously agreed that Baofeng Hongrun Coal Chemical Co., Ltd. gives up taking 1 Yuan as transfer price for its 100% stock right on the basis of creditor's rights of Baofeng Coking.

1.7.

II. Definition of Trading Day

Party A and Party B agree that all transactions under this agreement shall regard Mar. 25, 2016 as the base day of transaction.

Rights and interests as well as risk regarding assets/stock right under this agreement shall be totally transferred from Party A to Party B since base day of transaction. The risk and right transfer shall not be affected by whether ownership transfer procedure for objects under this contract is completed or not since the base day of transaction.

III. Payment Terms

Total price under this contract is 15,843,534.32 Yuan. Party A and Party B agree that Party B shall pay 50% of total amount, namely, 7,921,767.16 Yuan to Party A within 6 months after this contract entering into effect; Party B shall pay residual 50% of contract price to Party A after completing main alteration procedure such as industrial and commercial alteration etc. Party A and Party B shall complete ownership alteration procedure such as industrial and commercial alteration etc within 12 months.

If Party B cannot pay off corresponding price according to the time appointed in above clause and the overdue period is more than 30 days, Party B agrees to calculate overdue penalty regarding account payable according to 10% interest per year in the exceeded period till paying off principals and interests.

IV. Procedure Handling and Cooperation After Assets/Stock Rights Handover

Considering that more object ownership alteration is involved in this contract and complexity of ownership alteration under current environment, Party A and Party B agree to closely cooperate with each other to complete ownership alteration of corresponding object after the effectiveness of this contract. One party shall not delay the normal ownership alteration of the other party with any reasons.

Party A and Party B unanimously agree that the postponed period of ownership alteration of objects in this contract shall neither affect the transaction aging of objects nor affect the bargain price agreed in this contract.

Ownership alteration of objects in this contract includes but not limited to following matters:

4.1. Disposal and transfer of all assets of Baofeng Coking as well as acquisition or alteration of house property right;

4.2. Transfer and taking over of underground coal gasification technology experiment project, including collaboration to the third party, register alteration of technology experiment project, handover of engineering scheme and cooperative alteration with construction team etc;

4.3. Industrial and commercial alteration of stock right transfer and alteration of mining right etc;

4.4. Collaboration and alteration of follow-up matters after the cooperation between Zhonghong Energy and Coal Seam Gas, including the collaboration with current lawsuit.

4. 5. Other normal alteration procedures

V. Promise and Guarantee of Party A and Party B

1. Promise and Guarantee of Party A:

1.1 It is established according to laws and is validly existed. It has completely authorized to implement objects transfer in this agreement and can independently undertake civil liability;

1.2 All objects such as assets/stock rights etc in this agreement are legally and validly owned by Party A, and there is no uninformed rights;

1.3 Party A has nothing to do with any profits produced by the objects involved in this contract upon the signature and effectiveness of this contract, meanwhile, Party A has nothing to do with losses produced by the objects involved in this contract;

2. Promise and Guarantee of Party B

1.1 It is established according to laws and is validly existed. It has completely authorized to implement objects transfer in this agreement and can independently undertake civil liability;

1.2 Party B has fully understood the status of objects involved in this contract and is acquainted with the assigned assets;

1.3 Party B is capable of accepting and operating all objects under the contract, besides, it guarantees that it will completely accept this assigning and hold all earnings and duties produced by these objects;

1. 4 Party B promises and ensures that it possesses enough financial resources to pay the consideration of these objects.

3. Joint Promises of Party A and Party B:

Both parties shall go back on their words after this contract entering into effect, and they shall undertake legal rights and duties caused thereby. Both parties agree that once one party violates the guarantee, promise or any other duties appointed in this agreement, which results in liabilities such as damage, losses or claiming for compensation etc for the opposite party, the default party shall make comprehensive compensation to the damaged party.

VI. If part of this agreement is confirmed as invalidation or is cancelled, both parties shall continuously fulfill obligations regarding other parts of this contract in accordance with the original contract and other legal documents.

VII. Both parties can conclude a supplementary agreement regarding unmentioned matters in this agreement, but the supplementary agreement shall not conflict with basic clauses of this agreement.

VIII. This agreement shall enter into effect upon the signature of both parties. This agreement is in duplicate, Party A and Party B hold one copy respectively.

Transferor (“Party A”) (Seal):

Henan Pingdingshan Hongli Coal & Coking Co., Ltd.

Baofeng Coking Factory of Henan Pingdingshan Hongli Coal & Coking Co., Ltd.

Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (Seal)

Baofeng Coking Factory of Henan Pingdingshan Hongli Coal & Coking Co., Ltd. (Seal)

Signature of Authorizer: Jianhua Lv

Transferee (“Party B”) (Seal)

Pingdingshan Hongfeng Coal Processing and Coking Factory

Pingdingshan Hongfeng Coal Processing and Coking Factory (Seal)

Authorizer: Yanwei Wang

Signing Date: Mar. 25, 2016